                                                                   EXHIBIT 10(g)

                                PLEDGE AGREEMENT

AGREEMENT dated December 20, 2001, by and between CITY NATIONAL BANCSHARES CORPORATION, a New Jersey corporation ("Pledgor"), and the NATIONAL COMMUNITY INVESTMENT FUND, a trust ("Pledgee").

Pledgor desires to borrow from Pledgee the principal sum of $1,000,000 in accordance with the terms and conditions set forth in the Loan Agreement dated the date hereof (the "Loan Agreement") between Pledgor and Pledgee, which is being executed and delivered by the parties thereto simultaneously with the execution and delivery of this Agreement. Pledgee is willing to make the loan to Pledgor under the Loan Agreement, provided that, among other things, Pledgor provides security therefor in accordance with the terms of this Agreement. Pledgor is willing to provide such security.

In consideration of the premises and the mutual promises and undertakings set forth or provided for herein, the parties hereto agree as follows:

1. Grant of Security Interest. To secure payment and other performance of the Obligations (as hereinafter defined), Pledgor hereby pledges and collaterally assigns to Pledgee and grants to Pledgee a security interest in the following, wherever located (collectively, the "Collateral"): (a) 5,090 shares of the common stock, $0 par value per share, of City National Bank of New Jersey, a national association (the "Bank"); (b) any and all shares of capital stock of the Bank hereafter acquired by Pledgor as a distribution with respect to the shares described in (a) above or in (b);
      (c) all certificates now or at any time hereafter representing or evidencing any of the shares described in (a) or (b) above; (d) executed blank stock powers for the shares described in (a) above; (e) all dividends and other distributions with respect to any of the shares described in (a) or (b) above; and (f) all proceeds related to any of the foregoing. The shares described in (a) and (b) above are collectively referred to as the "Pledged Shares". Certificates representing or evidencing the shares described in (a) above and the stock powers described in (d) above are being delivered by Pledgor to Pledgee herewith.

2. Obligations. The Obligations secured by this Agreement and the security interest granted hereunder (collectively, the "Obligations") are the following:

      (a) The indebtedness of Pledgor to Pledgee evidenced by a Secured Promissory Note dated the date hereof made by Pledgor in the principal amount of $1,000,000 and any and all extensions, renewals, modifications or refinancings thereof, which Secured Promissory Note (the "Note") has been delivered to Pledgee pursuant to the Loan Agreement; and any and all indebtedness and other obligations of Pledgor arising under the Loan Agreement or under any instrument or agreement delivered pursuant thereto.

      (b) All indebtedness and other obligations of Pledgor arising under this Agreement.

      (c) All reasonable expenses incurred by Pledgee with respect to any of the Collateral, including without limitation any sums advanced by Pledgee in order to preserve the Collateral.

      (d) In the event of any proceeding to enforce the collection of the Obligations, or any of them, after the occurrence of an Event of Default (as hereinafter defined), the reasonable expenses of collecting or enforcing payment of the Obligations or retaking, holding, preparing for sale, selling or otherwise disposing of any or all of the Collateral upon exercise by Pledgee of any of its rights and remedies hereunder or under the Loan Agreement, including without limitation reasonable attorneys' fees and costs of litigation related to any of the foregoing.

3. Voting. Unless an Event of Default (as hereinafter defined) shall have occurred, Pledgor shall be entitled to vote any and all of the Pledged Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by Pledgor which would violate or be inconsistent with any of the terms of the Loan Agreement, the Note, or this Agreement, or which would have the effect of impairing the position or interests of Pledgee or any holder of the Note. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of an Event of Default.

4. Dividends. Unless an Event of Default shall have occurred, cash dividends with respect to any of the Pledged Shares may be paid to and retained by Pledgor. Any other distribution with respect to any of the Pledged Shares at any time and any cash dividend with respect to any of the Pledged Shares paid after any Event of Default has occurred shall be held in trust by Pledgor for the benefit of Pledgee as part of the Collateral and shall be promptly paid or otherwise delivered by Pledgor to Pledgee at the direction of Pledgee.

5. Registration. Pledgee may hold the Pledged Shares in the name of Pledgor or may at any time or times cause all or any of the Pledged Shares to be held in the name of Pledgee or any nominee or agent of Pledgee.

6.    Covenants. Pledgor covenants with Pledgee as follows:

      (a) Without the written consent of Pledgee, Pledgor will not hereafter suffer or allow any lien, security interest, charge, encumbrance or claim to arise against or with respect to any Collateral in favor of any other person.

      (b) Pledgor will take such action and execute such financing statements, stock powers and other documents as Pledgee may from time to time request to maintain a first, perfected security interest on the part of the Pledgee in the Collateral (free of all other liens, security interests, charges, encumbrances and claims whatsoever) to secure payment and other performance of the Obligations and otherwise to carry out the intent of this Agreement. Pledgor shall pay the cost of filing such financing statements and other documents at such locations as Pledgee deems appropriate. A carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

      (c) Pledgor will pay any taxes or the fees or charges of any governmental authority or agency related to this Agreement, including without limitation any documentary, stamp or transfer taxes owing in connection with the issuance, transfer or pledge of any of the Pledged Shares.

      (d) Pledgor agrees to deliver to Pledgee promptly upon Pledgor's receipt any certificate representing or evidencing any Pledged Shares, together with an executed blank stock power for such shares, whenever received by Pledgor and if and to the extent not delivered by

            Pledgor to Pledgee herewith. Any such certificate shall, in the interim, be held in trust by Pledgor for the benefit of Pledgee as part of the Collateral.

7.    Preservation of Collateral and Rights in Collateral.

      (a) Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Pledgor requests in writing, but failure of Pledgee to comply with any such requests shall not itself be deemed a failure to exercise reasonable care, and no failure of Pledgee to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

      (b) In the event Pledgor fails to make in full and when due any payment to any third party which is required by this Agreement to be made by Pledgor, Pledgee may, but shall not be obligated to, make such payment. The amount of any such payment made by Pledgee shall be payable by Pledgor to Pledgee on demand, and Pledgor's obligation to pay Pledgee such amount shall be part of the Obligations. The making of any such payment by Pledgee shall not satisfy Pledgor's obligation to do so or cure any Event of Default arising as a result of Pledgee's failure to make such payment in full and when due.

8. Events of Default. The occurrence of any one or more of the following events shall constitute and shall be defined as an "Event of Default" hereunder:

      (a) Any failure by Pledgor (i) to pay in full any installment of principal or interest due under the Note within ten (10) days after the same becomes due and payable, or (ii) to observe or perform any other covenant, agreement or condition under, contained in or referred to in this Agreement in accordance with the terms hereof or to pay in full any Obligations (other than principal or interest under the Note) when due, and continuation of such failure for thirty (30) days after the delivery of written notice to Pledgor by Pledgee of such failure.

      (b) The occurrence of any Event of Default under the Loan Agreement or the Note, as the term "Event of Default" is respectively defined or used therein.

      (c)   Any levy, judicial seizure or attachment of or on any Collateral.

9. Rights of Parties Upon Default. Upon the occurrence of an Event of Default hereunder, all Obligations shall, at the election of Pledgee, become immediately due and payable, without notice to Pledgor, together with interest thereon as provided in the instruments evidencing or representing such Obligations or otherwise applicable thereto and, in addition to having all other rights and remedies provided under other provisions hereof or under the Loan Agreement or other document, or provided in any applicable law, Pledgee shall have the following rights and remedies, any of which Pledgee may, but shall not be obligated to, exercise:

      (a) Transfer all or any part of the Pledged Shares into Pledgee's name or the name of Pledgee's nominee or agent.

      (b) After first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Shares and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof.

      (c) At any time and from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Shares, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as Pledgee in its absolute discretion may determine, provided that unless, in the sole discretion of Pledgee, any of the Pledged Shares threaten to decline in value or are or become a type sold on a recognized market, Pledgee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor at least ten
            (10) days before the time of the sale or disposition. Any sale of any of the Pledged Shares conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Shares shall be deemed to be commercially reasonable. Any remaining Pledged Shares shall remain subject to the terms of this Pledge Agreement.

      (d) Collect any and all money due or to become due and enforce in Pledgor's name all rights with respect to the Pledged Shares.

Unless prohibited by applicable law, subject to the provisions of Section 17 of the Loan Agreement and other appropriate confidentiality agreements, the Pledgor agrees, and agrees to cause the Bank, to give Pledgee, any prospective purchaser of the Pledged Shares and their respective representatives, full access to further information (including without limitation records, files, correspondence, tax work papers and audit work papers) relating to or concerning Pledgor or the Bank.

10. Notice. Any notice of any sale, disposition or other intended action by Pledgee shall be deemed reasonable if it is in writing and deposited in the United States mail ten (10) days in advance of the intended disposition or other intended action, first class postage prepaid, and addressed to Debtor at its notice address in the Loan Agreement.

11. Waiver. Waiver by Pledgee of any Event of Default shall not constitute a waiver of any other Event of Default, nor of the same Event of Default on a future occasion. No delay or omission on the part of Pledgee in the exercise of any right or remedy hereunder shall operate as a waiver of such right or remedy, nor shall the exercise of any right or remedy preclude later or further exercise thereof. All rights or remedies of Pledgee on account of the Collateral or on account of any of the Obligations, whether arising under this Agreement or otherwise, shall be cumulative and nonexclusive of each other, and may be exercised by Pledgee at such times and in such order as Pledgee may determine. Pledgor hereby waives presentment, demand, diligence, protest, notice of dishonor and any other notice with respect to any and all of the Obligations and waives acceptance of this Agreement by

      Pledgee, and consents to and agrees that the Obligations and Pledgee's rights hereunder shall not be affected by one or more extensions or renewals or modifications of any of the Obligations or the exercise of any and all rights, powers, options, privileges and authorities granted to Pledgee by law or by the terms of any instruments evidencing any Obligations or otherwise or the release, substitution and resubstitution of any Collateral for the payment of the Obligations. Pledgee may exercise its rights with respect to any of the Collateral without resorting or regard to any other Collateral or sources of payment of the Obligations. No waiver or modification or amendment of the terms of this Agreement shall be effective as against Pledgee unless the same is in writing and signed by Pledgee.

12. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the conflict of laws provisions) of Illinois.

13. Duration. This Agreement shall remain and continue in effect until all Obligations have been fully paid or performed. At such time, Pledgee, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Pledgor such of the Collateral as has not theretofore been sold or otherwise disposed of or otherwise applied or released pursuant to this Agreement.

                              PLEDGOR:

                              CITY NATIONAL BANCSHARES CORPORATION

                              By:
                                  --------------------------------
                                    Its President
ATTEST

----------------------
      Secretary

                              PLEDGEE:

                              NATIONAL COMMUNITY INVESTMENT FUND

                              By:
                                  --------------------------------------
                                    Its Authorized Representative

                                       1